Exhibit (a)(1)(ix)

AMENDED NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
FOR
TENDER OF SHARES OF COMMON STOCK
OF
ASTA FUNDING, INC.

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 9, 2016, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase, dated March 22, 2016 (the “Original Offer to Purchase”) and the Supplement to the Offer to Purchase, dated April 15, 2016 (the Supplement,” and together with the Original Offer to Purchase, as the same may be further amended or supplemented from time to time, the “Offer to Purchase”), this form must be used to tender shares under the tender offer if (1) certificates representing your shares of the common stock of Asta Funding, Inc. are not immediately available or cannot be delivered to the Depositary (as defined below) before the Expiration Date (as defined in the Offer to Purchase), or your shares cannot be delivered before expiration of the tender offer under the procedure for book-entry transfer, or (2) time will not permit all required documents, including a properly completed and duly executed Amended Letter of Transmittal, to reach the Depositary before the Expiration Date.

This form or a facsimile of it, signed and properly completed, may be transmitted by facsimile transmission or delivered by mail or overnight delivery to the Depositary so that it is received by the Depositary before the Expiration Date and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail or Hand Delivery:	By Facsimile Transmission:
Continental Stock Transfer & Trust Company Attn: Reorganization Dept. 17 Battery Place, 8th Floor New York, NY 10004	For Eligible Institutions Only: (212) 616-7610 For Telephonic Confirmation of Facsimile Receipt: (917) 262-2378

DELIVERY OF THE AMENDED LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance or additional copies may be directed to the Information Agent (as defined below) at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Offer is:

470 West Avenue
Stamford, CT 06902

Stockholders Call Toll Free: (800) 662-5200
Banks and Brokerage Firms, Please Call: (203) 658-9400
E-mail: tenderinfo@morrowco.com

FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ITS ABOVE ADDRESS OR BY FACSIMILE TRANSMISSION PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS AMENDED NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN AMENDED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS IN THE AMENDED LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE AMENDED LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to MPF InvestCo 4, LLC, a Delaware limited liability, who is a direct, wholly-owned subsidiary of The Mangrove Partners Master Fund, Ltd., a Cayman Islands exempted company, at a purchase price of $9.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Amended Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of shares to be tendered: _______ shares. Unless otherwise indicated, it will be assumed that all shares are to be tendered.

SIGNATURES

Certificate Nos. (if available): _________________________________________________________________

Name(s) of Record Holder(s): _________________________________________________________________

Address(es): _______________________________________________________________________________

Zip Code(s): _______________________________________________________________________________

Area code and Telephone. No.: ________________________________________________________________

Signature(s): _______________________________________________________________________________

Dated: _______________________, 2016

If shares will be delivered by book-entry transfer, provide the following information:

Name of Tendering Institution(s):  ______________________________________________________________

Account Number of Book-Entry Transfer Facility: _________________________________________________

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing is referred to as an “Eligible Institution”), hereby guarantees that: (a) the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act and (b) such tender of shares complies with Rule 14e-4 promulgated under the Exchange Act, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (as set forth in Section 3 of the Offer to Purchase) into the Depositary’s account at The Depositary Trust Company, together with a properly completed and duly executed Amended Letter of Transmittal (or a manually signed facsimile of it), or an agent’s message (as defined in the Offer to Purchase), and any other documents required by the Amended Letter of Transmittal, all within three business days after the date the Depositary receives this Amended Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and certificates for shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: ______________________________________________________________________________

Authorized Signature: ________________________________________________________________________

Name: _____________________________________________________________________________________

Title: ______________________________________________________________________________________
                                                                            (Please Type or Print)

Address: ___________________________________________________________________________________

Zip Code: __________________________________________________________________________________

Area code and Telephone No.: _________________________________________________________________

Dated: ____________________________________, 2016

DO NOT SEND SHARE CERTIFICATES WITH THIS AMENDED NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR AMENDED LETTER OF TRANSMITTAL.